Exhibit 21.1
(as of 1/11/07)
Flowserve Corporation
List of Subsidiaries

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
Flowserve S.A.	Argentina	100%
Flowserve Australia Pty. Ltd.	Australia	100%
Invensys Flow Control Australasia Pty. Ltd.	Australia	100%
Thompson, Kelly & Lewis Pty. Ltd.	Australia	100%
Flowserve (Austria) GmbH	Austria	100%
Flowserve FSD N.V.	Belgium	100%
Flowserve Belgium N. V.	Belgium	100%
Flowserve Finance Belgium BVBA	Belgium	100%
Flowserve do Brasil Ltda.	Brazil	100%
Flowserve Ltda.	Brazil	100%
Valtek Registros, Ltda.	Brazil	100%
Flowserve Canada Corp.	Canada	100%
Flowserve Canada Holding Corp.	Canada	100%
Flowserve Canada Limited Partnership	Canada	100%
Flowserve Nova Scotia Holding Corp.	Canada	100%
Flowserve Chile S.A.	Chile	100%
Flowserve Fluid Motion and Control (Suzhou) Co., Ltd.	China	100%
Flowserve Shanghai Limited	China	100%
Flowserve Colombia, Ltda.	Colombia	100%
Flowserve Czech Republic, s.r.o.	Czech Republic	100%
Naval OY	Finland	100%
Flowserve France FSD S.A.S.	France	100%
Flowserve France Holding S.N.C.	France	100%
Flowserve France S.A.S.	France	100%
Flowserve Pleuger S.A.S.	France	100%
Flowserve Polyvalves S.A.S.	France	100%
Flowserve Pompes S.A.S.	France	100%
Flowserve Sales International S.A.S.	France	100%
Flowserve S.A.S.	France	100%
Argus GmbH & Co. K.G.	Germany	100%
Deutsche Ingersoll-Dresser Pumpen GmbH	Germany	100%
Flowserve Ahaus GmbH	Germany	100%

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
Flowserve Dortmund GmbH & Co. KG	Germany	100%
Flowserve Dortmund Verwaltungs GmbH	Germany	100%
Flowserve Essen GmbH	Germany	100%
Flowserve Flow Control GmbH	Germany	100%
Flowserve Hamburg GmbH	Germany	100%
Gestra AG	Germany	100%
IDP Pumpen GmbH	Germany	100%
Ingersoll-Dresser Pumpen GmbH	Germany	100%
Audco India Ltd.	India	50%
Flowserve India Controls Pvt. Ltd.	India	100%
Flowserve Microfinish Pumps Pvt. Ltd.	India	76%
Flowserve Microfinish Valves Pvt. Ltd.	India	76%
Flowserve Sanmar Limited	India	40%
Limitorque India Limited	India	24%
PT Flowserve	Indonesia	75%
Audco Italiana Srl	Italy	12.5%
Flowserve S.p.A.	Italy	100%
Ingersoll-Dresser Pumps S.p.A.	Italy	100%
Worthington S.p.A.	Italy	100%
Ebara-Byron Jackson, Ltd.	Japan	40%
Flowserve Japan Co. Ltd.	Japan	100%
Niigata Equipment Maintenance Co., Ltd.	Japan	50%
Niigata Worthington Company Ltd.	Japan	50%
Yokogawa Kitz Valtek Corporation	Japan	33%
Hyosung-Ebara Co. Ltd.	Korea	5%
Korea Seal Master Company Ltd.	Korea	40%
Flowserve Finance S.a.r.l.	Luxembourg	100%
Flowserve SAAG Sdn Bhd	Malaysia	70%
Flowserve (Mauritius) Corporation	Mauritius	100%
Flowserve S.A. de C.V.	Mexico	100%
Industrias Medina S.A. de C.V.	Mexico	36.6%
Inmobiliaria Industrial de Leon S.A. de C.V.	Mexico	36.6%
Maquiladora Industrial de Leon S.A. de C.V.	Mexico	36.6%
Fabromatic B.V.	Netherlands	100%
Flowserve B.V.	Netherlands	100%

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
Flowserve Global Lending B.V.	Netherlands	100%
Flowserve International B.V.	Netherlands	100%
Flowserve Netherlands C.V.	Netherlands	100%
Flowserve Netherlands Management B.V.	Netherlands	100%
Flowserve Repair & Services BV	Netherlands	100%
Flowserve Finance B.V.	Netherlands	100%
Flowserve Flow Control Benelux B.V.	Netherlands	100%
Flowserve New Zealand Limited	New Zealand	100%
Flowserve Peru S.A.C.	Peru	100%
Gestra Polonia SP. z.o.o.	Poland	100%
Flowserve Portuguesa Mecanismos de Controlo de Fluxos, Lda.	Portugal	100%
OOO Flowserve	Russia	100%
Arabian Seals Company, Ltd.	Saudi Arabia	40%
Flowserve Abahsain Co. Ltd.	Saudi Arabia	60%
Flowserve–Al Rushaid Company Ltd	Saudi Arabia	51%
Flowserve Pte. Ltd.	Singapore	100%
Limitorque Asia Pte. Ltd.	Singapore	60%
Flowserve South Africa (Proprietary) Limited	South Africa	100%
Flowserve S.A.	Spain	100%
Flowserve Spain S.A.	Spain	100%
Gestra Espanola, S.A.	Spain	100%
Flowserve Sweden AB	Sweden	100%
NAF AB	Sweden	100%
Palmstierna International AB	Sweden	100%
Flowserve International S.A.	Switzerland	100%
Flowserve S.A.	Switzerland	100%
Flowserve Trading GmbH	Switzerland	100%
Flowserve (Thailand) Limited	Thailand	100%
Flowserve – Al Mansoori Services Company, Ltd.	United Arab Emirates	49%
Flowserve Gulf FZE	United Arab Emirates	100%
Audco Limited	United Kingdom	100%
Flowserve Flow Control (U.K.) Ltd	United Kingdom	100%
Flowserve International Limited	United Kingdom	100%
Flowserve Limited	United Kingdom	100%
Flowserve Pumps Limited	United Kingdom	100%

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
Flowserve UK Finance Limited	United Kingdom	100%
Flowserve Services Limited	United Kingdom	100%
BW/IP New Mexico, Inc.	United States — Delaware	100%
Flowcom Insurance Company, Inc.	United States — Hawaii	100%
Flowserve Holdings, Inc.	United States — Delaware	100%
Flowserve International, Inc.	United States — Delaware	100%
Flowserve Management Company	United States — Delaware	100%
Flowserve Receivables Corporation	United States — Delaware	100%
Flowserve US Inc.	United States — Delaware	100%
PMV – USA, Inc.	United States — Texas	100%
Flowserve de Venezuela S.A.	Venezuela	100%
Hot Tapping & Plugging C.A.	Venezuela	100%

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